UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PARKE BANCORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:
(2)Aggregate number of securities to which transaction applies:
(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)Proposed maximum aggregate value of transaction:
(5)Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount previously paid:
(2)Form, Schedule or Registration Statement No.:
(3)Filing Party:
(4)Date Filed:

May 13, 2014

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Parke Bancorp, Inc., we invite you to attend our Annual Meeting of Shareholders to be held at the Terra Nova restaurant, 590 Delsea Drive, Washington Township, New Jersey, on June 24, 2014, at 10:00 a.m. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS QUICKLY AS POSSIBLE. This will not prevent you from voting in person at the meeting, but it will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,

Vito S. Pantilione
President and Chief Executive Officer

PARKE BANCORP, INC.
601 DELSEA DRIVE
WASHINGTON TOWNSHIP, NEW JERSEY 08080

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 24, 2014

NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of Parke Bancorp, Inc. will be held at the Terra Nova restaurant, 590 Delsea Drive, Washington Township, New Jersey, on June 24, 2014, at 10:00 a.m. for the following purposes:

1.	To elect two directors;
2.	To ratify the appointment of McGladrey LLP as our independent auditor for the fiscal year ending December 31, 2014;
3.	To approve an advisory (non-binding) proposal regarding our executive compensation;
4.	To vote on a non-binding advisory proposal regarding the frequency with which stockholders should vote on the Company’s executive compensation;
5.	To approve the issuance of shares of Common Stock upon the conversion of the Company’s Non-Cumulative Perpetual Convertible Preferred Stock, Series B into Common Stock;
6.	To approve an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock; and
7.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Pursuant to the Company’s bylaws, the Board of Directors has fixed the close of business on May 1, 2014, as the record date for determination of the shareholders entitled to vote at the Annual Meeting and any adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ARE PRESENT AT THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR BROKER TO VOTE IN PERSON AT THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

Paul E. Palmieri
Corporate Secretary
Washington Township, New Jersey
May 13, 2014
Important Notice Regarding Internet
Availability of Proxy Materials
For the Shareholder Meeting to be
Held on June 24, 2014
The Proxy Statement and Annual Report to
Shareholders are available at www.cfpproxy.com/5403

PROXY STATEMENT
OF
PARKE BANCORP, INC.
601 DELSEA DRIVE
WASHINGTON TOWNSHIP, NEW JERSEY 08080

ANNUAL MEETING OF SHAREHOLDERS
June 24, 2014

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Parke Bancorp, Inc., the bank holding company for Parke Bank, a New Jersey chartered commercial bank, to be used at the Annual Meeting of Shareholders to be held at the Terra Nova restaurant, 590 Delsea Drive, Washington Township, New Jersey, on June 24, 2014, at 10:00 a.m. The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to shareholders on or about May 13, 2014.

At the Annual Meeting, shareholders will consider and vote upon (i) the election of two directors of the Company; (ii) the ratification of the appointment of McGladrey LLP as the Company’s independent auditor for the fiscal year ending December 31, 2014; (iii) an advisory (non-binding) proposal regarding executive compensation; (iv) a non-binding advisory proposal regarding the frequency with which shareholders should vote on the Company’s executive compensation; (v) the approval of the issuance of shares of the Company’s common stock, $.10 par value (the “Common Stock”) upon the conversion of the Company’s Non-Cumulative Perpetual Convertible Preferred Stock, Series B (the “Series B Preferred Stock”) into Common Stock; and (vi) the approval of an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holder the discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment thereof.

VOTING AND PROXY PROCEDURES

Who Can Vote at the Annual Meeting

You are only entitled to vote at the Annual Meeting if our records show that you held shares of our Common Stock, as of the close of business on May 1, 2014 (the “Record Date”). If your shares are held by a broker or other intermediary, you can only vote your shares at the Annual Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). As of the Record Date, a total of 5,991,859 shares of Common Stock were outstanding. Each share of Common Stock has one vote on each matter presented.

Voting by Proxy

The Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Annual Meeting by the persons named in the enclosed Proxy Card. All shares of Common Stock represented at the Annual Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the Proxy Card. If you sign, date and return the Proxy Card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” its nominees for director, “FOR” the ratification of the appointment of McGladrey LLP as our independent auditors, “FOR” the advisory proposal regarding executive compensation, “FOR” the option that the say on pay proposal be considered every three years, “FOR” the approval of the issuance of Common Stock upon the conversion of the Series B Preferred Stock and “FOR” the approval of an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock.

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the Proxy Card will vote your shares as determined by a majority of the Board of Directors. If the Annual Meeting is postponed or adjourned, your Common Stock may be voted by the persons named in the Proxy Card on the new Annual Meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must advise the Company’s Secretary in writing before your Common Stock has been voted at the Annual Meeting, deliver a later-dated proxy, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself revoke your proxy.

If you hold your Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement. Please note that pursuant to the rules that guide how brokers vote your stock, your brokerage firm or other nominee may not vote your shares with respect to Proposals I, III, IV or V without specific instructions from you as to how to vote because neither of these Proposals are considered “routine” matters under the applicable rules.

Vote Required

The Annual Meeting can only transact business if a majority of the outstanding shares of Common Stock entitled to vote is represented at the Annual Meeting. If you return a valid proxy or attend the Annual Meeting in person, your shares will be counted for purposes of determining whether there is a quorum even if you abstain or withhold your vote or do not vote your shares at the Annual Meeting. Broker non-votes will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the agenda item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to any or all nominees. There is no cumulative voting in the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting to ratify the appointment of McGladrey LLP as our independent auditors, Proposal III regarding executive compensation, Proposal V or Proposal VI, you may vote in favor of the proposal,

against the proposal or abstain from voting. To be approved, these proposals require the affirmative vote of a majority of the votes cast at the Annual Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on these proposals. With respect to Proposal IV (the frequency vote), stockholders may vote to consider a say on pay proposal every one year, every two years or every three years, or may abstain from voting. This Proposal will be decided by a plurality of the votes cast without regard to broker non-votes or proxies marked “ABSTAIN” as to that matter.

PRINCIPAL HOLDERS OF OUR COMMON STOCK

Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports regarding their ownership with the Securities and Exchange Commission. A person is the beneficial owner of shares of Common Stock if he or she has or shares voting or investment power over the shares or has the right to acquire beneficial ownership of the shares at any time within 60 days from the Record Date. The following table sets forth information as of the Record Date with respect to the persons or groups known to the Company to beneficially own more than 5% of the Common Stock as well as directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Celestino R. Pennoni c/o Parke Bancorp, Inc. 601 Delsea Drive Washington Township, NJ 08080	342,465 (1)	5.67%

Jeffrey H. Kripitz c/o Parke Bancorp, Inc. 601 Delsea Drive Washington, Township, NJ 08080	329,040 (2)	5.48%

Directors and Executive Officers As a Group (16 persons)	1,877,988 (3)	29.92%

(1)
This information is based solely on information as of May 1, 2014 provided to the Company by Mr. Pennoni, a director of the Company and includes 45,187 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.

(2)
This information is based solely on information as of May 1, 2014, provided to the Company by Mr. Kripitz, a director of the Company and includes 16,667 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.

(3)	Include 285,831 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.

PROPOSAL I – ELECTION OF DIRECTORS

The Board of Directors currently consists of ten members divided into three classes, with each containing approximately one-third of the members of the Board. The directors are elected by our shareholders for staggered three-year terms, or until their successors are elected and qualified. A total of two directors currently serving on the Board of Directors of the Company whose terms expire in 2014 will be elected at the Annual Meeting.

It is intended that proxies solicited by the Board of Directors will, unless otherwise specified, be voted for the election of the named nominees for the terms indicated. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of

Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

The following table sets forth for the nominees, the directors continuing in office and certain executive officers: name, age, the year the individual first became a director or officer of the Company, the term of office and the number and percentage of shares of Common Stock beneficially owned by each of them as of the Record Date.

				Shares of
	Age at	Year First	Term of	Common Stock		Percent
	December	Elected or	Office	Beneficially		of
Name	31, 2013	Appointed	Expires	Owned(1)		Class

BOARD NOMINEES FOR TERM TO EXPIRE IN 2017

Celestino R. Pennoni	76	2005	2014	342,465	(2)	5.67%
Ray H. Tresch	76	2007	2014	109,128	(3)	1.82%

DIRECTORS CONTINUING IN OFFICE

Daniel J. Dalton	64	2005	2015	146,952	(4)	2.44%
Arret F. Dobson	42	2007	2015	145,578	(5)	2.42%
Anthony J. Jannetti	76	2007	2015	164,598	(6)	2.74%
Vito S. Pantilione	62	2007	2015	183,926	(7)	3.05%
Fred G. Choate	68	2005	2016	23,688	(8)	*
Edward Infantolino	66	2007	2016	156,472	(9)	2.60%
Jeffrey H. Kripitz	62	2007	2016	329,040	(10)	5.48%
Jack C. Sheppard, Jr.	60	2007	2016	153,166	(11)	2.55%

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

David O. Middlebrook Senior Vice President	55	N/A	N/A	40,183	(12)	*
John F. Hawkins Senior Vice President and Chief Financial Officer	59	N/A	N/A	266		*
Elizabeth A. Milavsky Executive Vice President	62	N/A	N/A	50,586	(13)	*
Paul E. Palmieri Senior Vice President	55	N/A	N/A	26,899	(14)	*
Robert P. Gehri Senior Vice President	64	N/A	N/A	5,022		*
Daniel Sulpizio Senior Vice President	52	N/A	N/A	19		*

*	Less than 1%
(1)	Includes shares of Common Stock held directly, as well as by spouses or minor children, in trust and other indirect beneficial ownership.
(2)	Includes 45,187 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(3)	Includes 16,667 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(4)	Includes 22,223 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date
(5)	Includes 16,667 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(6)	Includes 16,667 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.

(7)	Includes 30,001 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(8)	Includes 22,223 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(9)	Includes 16,667 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(10)	Includes 16,667 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(11)	Includes 16,667 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(12)	Includes 18,888 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(13)	Includes 28,889 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(14)	Includes 20,438 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.

Biographical Information

Set forth below are biographies of the nominees for director, the continuing directors and the executive officers of the Company.  These biographies contain information regarding the person’s service as a director, business experience, other directorships at any point during the last five years with any other public companies, information regarding involvement with certain types of proceedings, if applicable, and the experience, qualifications, attributes or skills that caused the Nominating Committee and the Board to nominate the individual for re-election to the Board in 2014 and that qualify the Continuing Directors to continue to serve on the Board.

Nominees for Director:

Celestino R. (“Chuck”) Pennoni. Mr. Pennoni is currently Chairman of the Board of Directors of the Company and the Bank. From 1966 to the present, Mr. Pennoni has been Chairman and Chief Executive Officer of Pennoni Associates, a consulting engineering firm headquartered in Philadelphia with approximately 1,000 employees in 28 offices in the northeastern United States, a firm founded by Mr. Pennoni in 1966. He is also past Chairman of the Board of Trustees of Drexel University, where he earned a Bachelor’s of Science and Master of Sciences degrees in civil engineering and was awarded an honorary doctorate. Mr. Pennoni was recently on leave of absence from Pennoni Associates to serve as Interim President of Drexel University, a position he also held in 1994-1995. Mr. Pennoni is also past President of the American Society of Civil Engineers, the accreditation board for engineering and technology, and The United Engineering Trustees. He is also a member of the National Academy of Engineering and is a licensed professional engineer. Mr. Pennoni’s years of business and academic experience and accomplishments has greatly enhanced the Company through his leadership of the Board.

Ray H. Tresch. Mr. Tresch was the owner, President and Chief Executive Officer of Redy Mixt Konkrete in Woodbury, New Jersey for over forty-five years. He is also the President and Chief Executive Officer of Woodbury Cement Products in Woodbury, New Jersey. Mr. Tresch is also a real estate developer in numerous projects in Gloucester County, New Jersey. He is also currently the Secretary, Treasurer and partner of Gibbsboro Block in Voorhees, New Jersey, and the managing director and general partner of Hollydell Ice Arena. Mr. Tresch is also a general partner in a development of professional office buildings, retail commercial buildings, and age-restricted condominiums and apartments in Gloucester County, New Jersey. Mr. Tresch has extensive knowledge of the regional construction and real estate development markets, greatly enhancing the Board’s understanding of these industries and their impact on the Bank’s lending activities.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
ELECTION OF THE ABOVE NOMINEES

Continuing Directors:

Daniel J. Dalton. Mr. Dalton recently retired as a salesperson for Brown & Brown, of New Jersey, a full service insurance agency with offices throughout the state of New Jersey. He was President of Dalton Insurance Agency, LLC from 1997 to 2007. Mr. Dalton served as the New Jersey Secretary of State from 1992 through 1994 and served in both the New Jersey State Senate and Legislative Assembly. He was a founding Director and past President of the Boys and Girls Club of Gloucester County. He is a member of the Board of Trustees of Kennedy University Hospital. He also has served as a Board member of the New Jersey Casino Reinvestment Development Authority. The political and business experience that Mr. Dalton possesses enhances the depth of the Board.

 Arret F. Dobson. From 1989 to the present, Mr. Dobson has been a builder and land developer, developing numerous residential and commercial projects. Mr. Dobson is President and operating partner of the White Oaks Country Club located in Newfield, New Jersey. Mr. Dobson is also the co-owner of Dobson Turf Management, a company specializing in athletic field construction and maintenance serving colleges, universities, municipalities, school districts and golf courses in the tri-state area. The diversified professional background of Mr. Dobson supports the Company’s understanding of business trends.

Anthony J. Jannetti. Mr. Jannetti is President of Anthony J. Jannetti, Inc., a national health care marketing, communications, publishing and management firm located in Pitman, New Jersey. Mr. Jannetti currently serves on the Board of Trustees for the Nursing Economics Foundation. He formerly served as the Chairman of the Foundation of the National Student Nurses Association, and the Banner Health Education Foundation. Mr. Jannetti is also a member of The American Society of Association Executives, The Health Care Marketing and Communications Counsel and The Professional Convention and Management Association. He is also an Honorary Member of many national nursing associations. Mr. Jannetti’s business and marketing background and expertise has been instrumental in steering the Bank’s marketing committee.

Vito S. Pantilione. Mr. Pantilione has served as the Company’s President and Chief Executive Officer since its formation in 2005. From the time of the Bank’s formation in 1998, Mr. Pantilione has served as the President and Chief Executive Officer and a director of the Bank. Mr. Pantilione previously was the President and owner of Eagle Valley, a diversified mortgage company located in Philadelphia, Pennsylvania. From 1991 to 1994, he was employed as President of First Commercial Bank of Philadelphia. In addition, he previously was the President and owner of Interstate Mortgage Management, a mortgage brokerage company located in Southern New Jersey, and was the Executive Vice President of First Federal Savings of Hammonton. Mr. Pantilione also serves as a member of the Federal Reserve Bank of Philadelphia’s Community Depository Institution Advisory Council. Mr. Pantilione’s financial industries experience and expertise has been invaluable to the Company.

Fred G. Choate. Mr. Choate is the President and controlling shareholder of Greater Philadelphia Venture Capital Corporation, a position he has held since 1997. From 1987 to 1997, Mr. Choate was a principal in Sandhurst Company, a venture capital fund. Mr. Choate is a director of Escalon Medical Corp. (Nasdaq: ESMC), a medical products company and FIS Group, a fund of funds servicing large institutional investors with over $3 billion under advisory. Mr. Choate has also served on the audit committee of the board of directors of another financial institution. He is a member of the US National Association of Corporate Directors and the Institute of Directors of the United Kingdom. Mr. Choate has an extensive financial background and audit committee experience with other companies.

Dr. Edward Infantolino. Dr. Infantolino is President of Ocean Internal Medicine Associates, P.A. and practices medicine in both Atlantic City and Somers Point, New Jersey. He first opened his office in New Jersey in 1977. He is a member of the National Association of Realtors, the New Jersey Association of Realtors and the Atlantic City and County Board of Realtors and is a member of the Orlando Regional Realtors Association. He is president of the Atlantic Investment Club. He has a license to sell real estate in Florida and in New Jersey. Dr. Infantolino is also the owner and principal broker of Key Land Real Estate in Celebration, Florida. Dr. Infantolino’s business and real estate background is an asset to the Board of Directors.

Jeffrey H. Kripitz. Mr. Kripitz is the owner and operator of Jeff Kripitz Agency in Northfield, New Jersey. He specializes in employee benefits such as life, health and long term care insurance for both businesses and individuals. He was the former President of the Federation of Jewish Agencies of Atlantic and Cape May counties. Mr. Kripitz’s risk experience and exposure to multiple industries and businesses greatly enhances the depth of the Board of Directors.

Jack C. Sheppard, Jr. From 1983 to 2013, Mr. Sheppard was an Executive Vice President with Bollinger, Inc., a New Jersey-based insurance brokerage providing a full range of insurance products. He is currently an Area Vice President with Arthur J. Gallagher & Company in Mt. Laurel, New Jersey. He currently serves on the Board of Trustees of Newpoint Behavioral Health Care, Inspira Health Network, and The Abilities Center of Southern New Jersey. Mr. Sheppard holds the CPIA designation (Certified Professional Insurance Agent) and is a life member of the American Insurance Marketing & Sales Society (AIMS). Mr. Sheppard’s insurance and risk management experience along with his extensive community involvement strengthens the Board and its understanding and management of risk.

Executive Officers Who Are Not Directors:

David O. Middlebrook. Mr. Middlebrook has served as the Company’s Senior Vice President since its formation in 2005. Mr. Middlebrook is also the Bank’s Senior Loan Officer. He has over thirty years’ experience in the commercial banking industry with a focus on commercial, industrial and real estate lending. Mr. Middlebrook is also the past Treasurer of the Board of Directors for The Arc of Atlantic County, a non-profit entity that supports the developmentally disabled where Mr. Middlebrook served for over eleven years and continues to remain active today.

John F. Hawkins. Mr. Hawkins is Senior Vice President and Chief Financial Officer. He joined the Bank in 2008 as Controller. Prior to joining the Bank, he was Controller for Susquehanna Bank DV, headquartered in Camden from 2006 to 2008. Mr. Hawkins was Senior Vice President/Investment Officer at Minotola National Bank from 1993 to 2006. Mr. Hawkins has over 25 years’ experience in banking with a career focus on asset and liability management, planning, analytics and financial reporting.

Elizabeth A. Milavsky. Ms. Milavsky joined the Bank in 2004 and is Executive Vice President and Chief Operating Officer responsible for administration of all areas of Bank operations, human resources, information technology, and compliance. From 1982 to 2004, Ms. Milavsky was employed by Roxborough Manayunk Bank in Philadelphia, Pennsylvania as Senior Vice President of Operations. Her responsibilities included Electronic Banking, Information Technology, Retirement and Check Processing Departments, as well as the operations of the retail branch network.

Paul E. Palmieri. Mr. Palmieri is Senior Vice President of the Philadelphia Region and joined the Bank in 2004. He has more than thirty-five years of banking and accounting experience in the Philadelphia area. Prior to joining the Bank, he was a Vice President and Commercial Loan Officer at Republic First Bank in Philadelphia, Pennsylvania from 1996 to 2004. Mr. Palmieri was an Assistant Vice President and Commercial Banker at Regent Bank in Philadelphia from 1993 to 1996.

Robert P. Gehring. Mr. Gehring is Senior Vice President and Chief Credit Officer. Upon formation of Parke Bank in 1998 he served as the Bank’s Senior Loan Officer. Mr. Gehring rejoined the Bank in 2011 as Chief Credit Officer where he is responsible for credit risk management. A 43 year veteran of commercial banking, he has extensive experience in commercial real estate lending, credit policy, underwriting, credit administration and risk management at several Banks in the mid-Atlantic region and in Florida. His tenures include Wilmington Savings Fund Society, Commonwealth Bank, Bennington Partners LLC, Whitney National Bank, and lastly Wilmington Trust Corporation where, as Credit Risk Management Division Head, he was responsible for all aspects of credit review and risk management, including the internal risk rating process and oversight of the allowance for loan losses.

Daniel Sulpizio. Mr. Sulpizio serves as Senior Vice President, Director of Retail Banking. He has over 30 years of retail banking experience that has included consumer and commercial lending, sales and marketing and government banking. Prior to joining Parke Bank he was the Senior Government Banking Officer for Sovereign Bank where he was responsible for developing and managing all local municipal government activities. At PNC Bank Mr. Sulpizio held numerous leadership positions including Regional Business Banking Manager for South Jersey where he provided direction to over 30 retail branches in the delivery of business banking products and services.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that all outside Directors are independent in accordance with the requirements of Nasdaq rules. All Board members that serve on the Audit Committee, the Compensation Committee and the Nominating Committee are outside Directors and deemed independent. The Board of Directors has determined that Mr. Choate is an Audit Committee Financial Expert within the meaning of the regulations of the Securities and Exchange Commission.

Director Attendance

The Board of Directors conducts its business through meetings of the Board and through activities of its committees. During the year ended December 31, 2013, the Board of Directors met a total of 12 times, including regularly scheduled meetings and special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and meetings of the committees on which he served during the year ended December 31, 2013.

Committees of the Board of Directors

Nominating Committee. The nominating committee consists of Directors Choate, Dalton, Dobson, and Pennoni. The Nominating Committee met once during the fiscal year ended December 31, 2013. The Board of Directors has not adopted a written nominating committee charter for the Nominating Committee. The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The process for identifying and evaluating potential Board nominees includes soliciting recommendations from directors and officers of the Company. Additionally, the Board will consider persons recommended by shareholders of the Company in selecting the Board’s nominees for election. There is no difference in the manner in which persons recommended by directors or officers versus persons recommended by shareholders in selecting Board nominees are evaluated.

To be considered in the selection of Board nominees, recommendations from shareholders must be received by the Company in writing by at least 120 days prior to the date the proxy statement for the previous year’s annual meeting was first distributed to shareholders. Recommendations should identify the submitting shareholder, the person recommended for consideration and the reasons the submitting shareholder believes such person should be considered. The Board believes potential directors should be knowledgeable about the business activities and market areas in which the Company engages. The committee and the Board of Directors may consider diversity in market knowledge, experience, employment, and other factors.

Compensation Committee. The Compensation Committee oversees the Company’s executive compensation and benefit policies and practices. The Committee is comprised of Directors Choate, Dalton, Jannetti, Pennoni, Sheppard, and Tresch. The Committee met one time during the 2013 fiscal year. The Board of Directors has adopted a written compensation committee charter for the Compensation Committee which is available on the Investor Relations page of the Company’s web site, www.parkebank.com.

Audit Committee. The Audit Committee is responsible for overseeing the accounting and financial reporting processes and the audits of the financial statements of the Company. The Committee is comprised of Directors Choate, Dalton, Dobson, and Sheppard. The Committee met four times in fiscal year 2013. The Board of Directors has adopted a written audit committee charter for the Audit Committee is available on the Investor Relations page of the Company’s web site, www.parkebank.com.

Audit Committee Financial Expert. The Board of Directors has determined that Fred G. Choate is an Audit Committee “financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Securities and Exchange Commission. Mr. Choate would be considered an independent director, under the rules of The Nasdaq Stock Market including the specific independence requirements for audit committee members.

Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the Board. In view of the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board encourages, but does not require, directors to attend the annual meeting of shareholders. Nine of the ten Board members attended the 2013 annual meeting of shareholders.

Board Leadership Structure and Role in the Risk Management Process

Director Vito Pantilione serves as Chief Executive Officer of the Company and Director Celestino R. Pennoni serves as Chairman of the Board. The Board of Directors has determined that the separation of the offices of Chairman of the Board and Chief Executive Officer and President enhances Board independence and oversight. Moreover, the separation of the Chairman of the Board and Chief Executive Officer and President allows the Chief Executive Officer and President to better focus on his growing responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its Audit, Loan and Asset/Liability committees and, when necessary, special meetings of independent directors.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned during the last fiscal year by our principal executive officer and the two other highest paid executive officers whose total compensation (excluding compensation attributable to changes in pension value and non-qualified deferred compensation earnings) during the fiscal year ended December 31, 2013 exceeded $100,000 for services rendered in all capacities to the Company and the Bank. There were no stock or option grants or non-equity incentive plan compensation earned or awarded during 2012 or 2013.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation(1)	Total

Vito S. Pantilione	2013	$449,000	$207,000	$59,535	$715,535
President and Chief Executive Officer	2012	424,000	175,000	59,000	658,000

John F. Hawkins	2013	$171,000	$45,000	$17,270	$233,270
Senior Vice President and Chief Financial Officer	2012	160,000	35,000	16,550	211,550

Elizabeth Milavsky	2013	$206,000	$65,000	$15,450	$286,450
Executive Vice President and Chief	2012	200,000	50,000	14,850	264,850
Operating Officer

(1)	All other compensation consists of the following:

	401k Match	Automobile Expense/ Allowance	Insurance Premiums	Total
Vito S. Pantilione	$7,650	$41,960	$9,925	$59,535
John F. Hawkins	6,470	10,800	--	17,270
Elizabeth Milavsky	7,650	7,800	--	15,450

Grants of Plan-Based Awards. There were no plan-based awards granted to the Named Executive Officers during 2013.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth information concerning outstanding equity awards of the Named Executive Officers at fiscal year end. All options are fully vested.

Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options	Options	Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date

Vito S. Pantilione	30,001	--	$8.95	12/20/2015
John F. Hawkins	--	--	--	--
Elizabeth Milavsky	28,889	--	9.09	12/01/2015

Nonqualified Deferred Compensation. The Bank implemented a Supplemental Executive Retirement Plan (“SERP”) effective January 1, 2003. Vito S. Pantilione, President is a participant in the SERP. Under the SERP, retirement benefits are payable to such participant commencing upon retirement after attainment of age 60 at the rate of 50% of their highest base salary paid while an employee of the Bank for the remainder of their life. If such retirement benefit payments are made for less than ten years, a survivor benefit will continue to be paid for the balance of such ten-year period. Such benefits are in addition to any social security benefits. Upon a change of control of the Bank prior to the date of retirement of a participant, all benefits shall be deemed earned and non-forfeitable as if such participant had attained his or her retirement date at age 60. A participant may elect to retire after age 55 and such benefits payable shall be actuarially reduced to reflect the earlier payment commencement date. If a participant dies prior to age 60 while employed by the Bank, a survivor benefit will be paid equal to 100% of the participant’s highest salary for one year and 50% of such salary for four additional years. Benefits under the plan may be paid in the form of a lump sum on an actuarially equivalent basis. At December 31, 2013, the Bank had a total accrued liability of $3.2 million with respect to benefits payable under the SERP. Benefits under the SERP will be a tax-deductible expense to the Bank at the time that actual benefit payments are made. The Bank has invested in various life insurance agreements (commonly known as BOLI, for bank-owned life insurance) with policy proceeds payable to the Bank in the event of the death of plan participants. Such insurance proceeds and earnings related to such investments are anticipated to exceed any plan costs related to benefit payments.

Potential Payments Upon Termination or Change-in-Control.  As described below, certain of the Named Executive Officers are parties to various agreements that provide for payments in connection with any termination of their employment. The following table shows the payments that would be made to the Named Executive Officers at, following or in connection with any termination of their employment in the specified circumstances as of the last business day of the last fiscal year.

				Involuntary		Change-in-
	Voluntary	Early	Normal	Not For Cause	For Cause	Control
Name and Plan	Termination(1)	Retirement(2)	Retirement(2)	Termination(3)	Termination	Termination(3)	Disability(4)	Death(5)

Vito S. Pantilione	$449,000	$240,000	$240,000	$1,968,000	$--	$1,968,000	$449,000	$1,403,000
John F. Hawkins	--	--	--	--	--	--	--	--
Elizabeth Milavsky	--	--	--	677,500	--	677,500	--	534,000
_________
(1)           The payment represents the annual amount payable to the executive for a minimum of 2 years and a maximum of 3 years.

(2)	Early retirement payments and normal retirement payments represent eligible annual payments under the SERP Plan for ages 55 and 60, respectively.
(3)	These payments represent a maximum lump sum payment to the Named Executive upon termination of their contract.
(4)
The disability payment includes insurance disability as well as Company compensation on an annual basis for the remainder of the named executive’s term of employment contract (minimum of 2 years up to a maximum of 3 years).

(5)	Death benefits represent total life insurance payments that would be paid out to the named executive’s heirs.

Employment Agreements. The Bank has entered into an employment agreement with Mr. Pantilione. Mr. Pantilione’s base salary under the employment agreement for the year ended December 31, 2013 was $449,000. Mr. Pantilione’s employment agreement has a term of three years that is automatically extended for one year on January 1st of each year, unless notice of termination of the automatic extension is given in accordance with the terms of the employment agreement. The employment agreement may be terminated by the Bank for “cause” as defined in the agreement. If the Bank terminates Mr. Pantilione’s employment without just cause, he will be entitled to a continuation of his salary from the date of termination through the remaining term of the agreement. The employment agreement contains a provision stating that after Mr. Pantilione’s employment is terminated in connection with any change in control, he will be paid a lump sum amount equal to the balance of the annual compensation due under the agreement plus an amount equal to 3.0 times the highest rate of bonus awarded to him during the three years prior to such termination. If payment had been made under the agreement as of December 31, 2013, the payment to Mr. Pantilione would have equaled approximately $1,968,000. The employment agreement also grants the right of the employee, within six months following a termination without cause or a voluntary termination by the employee for good reason, to require the Company to repurchase all of the employee’s shares of Common Stock, warrants and options of the Company then owned by the employee at the closing price of such stock on the business day immediately preceding the date of notice of the employee’s exercise of this right. The employment agreement also grants the right of the employee, within six months following a termination without cause or a voluntary termination by the employee for good reason, to require the Company to repurchase all of the employee’s shares of Common Stock, warrants and options of the Company then owned by the employee at the closing price of such stock on the business day immediately preceding the date of notice of the employee’s exercise of this right. The employment agreement also contains an agreement not to compete with the Bank which restricts certain post-employment activities of the employee within the Counties of Gloucester, Camden, Salem or Cumberland, New Jersey, for two years following termination of employment with the Bank.

Change in Control Severance Agreements. The Company has implemented Management Change in Control Agreements with certain of its named executive officers (Elizabeth Milavsky, Executive). Such severance benefits associated with termination of employment following a change in control will equal two and one-half times the most recent salary and bonus payment, not to exceed the tax deductible amounts under Section 280G of the Code.

DIRECTOR COMPENSATION

Set forth below is a table providing information concerning the compensation of the directors of Parke Bancorp, Inc. who are not Named Executive Officers for 2013. The only compensation received by directors was in the form of cash.

Total
Name	Compensation(1)

Celestino R. Pennoni	$96,675
Fred G. Choate	42,625
Daniel J. Dalton	30,475
Arret F. Dobson	40,400
Edward Infantolino	20,850
Anthony J. Jannetti	34,350
Jeffrey H. Kripitz	47,500
Jack C. Sheppard, Jr.	43,900
Ray H. Tresch	42,250

_____________
(1)	Total compensation reflects fees paid in cash during 2013.

At December 31, 2013, Directors had the following number of stock option awards outstanding:

Name	Number of Options

Celestino R. Pennoni	45,187
Fred G. Choate	22,223
Daniel J. Dalton	22,223
Arret F. Dobson	16,667
Edward Infantolino	16,667
Anthony J. Jannetti	16,667
Jeffrey H. Kripitz	16,667
Jack C. Sheppard, Jr.	16,667
Ray H. Tresch	16,667

All of the options shown above for the Directors of Parke Bancorp are fully vested as of December 31, 2013. With the exception of Director Pennoni, all of the options are at a per share exercise price of $9.45. Director Pennoni has 26,668 options at an exercise price of $9.45 per share and 18,519 options at an exercise price of $10.26 per share.

For the year ended December 31, 2013, the chairman and each other non-employee director received board fees of $45,000 and $10,500, respectively. Retainers of $39,000, $18,550, and $5,750 were paid to the chairman, audit committee chairman, and each other non-employee director, respectively, regardless of attendance. Additionally, fees were paid in connection with attendance of committee meetings for all non-employee directors. For the fiscal year ended December 31, 2013, board fees totaled $175,725. Currently, each Company Director also serves as a Bank Director. Directors’ fees are paid by the Bank; there are no additional fees paid by the Company.

RELATED PARTY TRANSACTIONS

In the normal course of its business as a financial institution, the Bank has granted loans to its officers, directors and their affiliates. The terms of these related party loans, including interest rates, collateral and repayment terms, are similar to those prevailing for comparable transactions with other customers and do not involve more than a normal risk of collectability or other unfavorable features. At December 31, 2013, the aggregate outstanding principal balance of all such related party loans was $16.2 million. Loans totaling $7.5 million that are guaranteed by one of its Board members, Ray H. Tresch, are greater than 90 days delinquent and are no longer accruing interest. These loans were granted to a former Board member, Thomas Hedenberg, for the purpose of financing residential and commercial real estate developments. The collateral securing these loans have been reappraised and the values exceed the outstanding loan balances.

The Company purchased in 2013 employee benefits such as medical insurance, life insurance and disability insurance from an insurance agency owned by one of its Board members, Jeffrey H. Kripitz, which amounted to $539,000. Mr. Kripitz has beneficial ownership of 329,040 shares, or 5.48% of the Company’s outstanding shares.

PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors of the Company has appointed McGladrey LLP as the Company’s independent auditor for the fiscal year ending December 31, 2014, subject to ratification by the Company’s shareholders. A representative of McGladrey LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and he will have the opportunity to make a statement if he so desires.

Audit Fees. The aggregate fees billed by McGladrey LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2013 and 2012, were $140,556 and $133,118, respectively.

Audit Related Fees. The aggregate fees billed by McGladrey LLP for audit and related services for the years ended December 31, 2013 and 2012, were $8,162 and $0, respectively.

Tax Fees. The aggregate fees billed by McGladrey LLP for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2013 and 2012 were $17,800 and $16,750, respectively.

All Other Fees. The aggregate fees billed by McGladrey LLP for all other services for the years ended December 31, 2013 and 2012 were $0 and $0, respectively.

The Audit Committee has not established pre-approval procedures and instead specifically approves each service prior to the engagement of the auditor for all audit and non-audit services. It is the Audit Committee’s policy to pre-approve all audit and non-audit services prior to the engagement of the Company’s independent auditor to perform any service. All of the services listed above for 2013 and 2012 were approved by either the Company’s or the Bank’s Audit Committee prior to the service being rendered. There were no services that were not recognized to be non-audit services at the time of engagement that were approved after the fact.

Ratification of the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the shareholders of the Company at the Annual Meeting. The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of McGladrey LLP as the Company’s independent auditor for the 2014 fiscal year.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s main responsibilities include establishing and reviewing the Company’s internal controls and operating procedures to ensure compliance by the Company with all applicable laws, regulations, generally accepted accounting standards and customary operating procedures and practices. The Audit Committee also monitors the results of examinations by the Company’s independent auditor. During the year ended December 31, 2013, this committee met four times.

For the fiscal year ended December 31, 2013, the Audit Committee: (i) reviewed and discussed the Company’s audited consolidated financial statements with management, (ii) discussed with the Company’s independent auditor, McGladrey LLP, all matters required to be discussed under Statement on Auditing Standards No. 61 as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (iii) received from McGladrey LLP disclosures regarding McGladrey LLP’s independence as required by applicable requirements of the Public Company Accounting Oversight Board and discussed with McGladrey LLP its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Audit Committee:
Fred G. Choate (Chairman)
Daniel J. Dalton
Arret Dobson
Celestino R. Pennoni
Jack C. Sheppard, Jr.

PROPOSAL III – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company has included a non-binding advisory vote on the compensation of the Company’s named executive officers at its annual meeting since 2009. This proposal, commonly referred to as a “say on pay” proposal was required in accordance with the requirements of the American Recovery and Reinvestment Act of 2009 during the period in which any obligation arising from the Company’s participation in the TARP Capital Purchase Program remains outstanding. At the 2013 Annual Meeting of Shareholders, the shareholders approved the advisory vote on the Company’s executive compensation policies and practices as disclosed in the proxy materials by more than 90.2% of the shares voting on the matter.

During 2012, the United States Treasury sold all of the shares of preferred stock issued by the Company pursuant to the TARP Capital Purchase Program and in 2013 the Company repurchased the warrant it had granted to Treasury. As such, the Company is no longer subject to this specific requirement. However, Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations of the Securities and Exchange Commission thereunder provide that all annual meeting of shareholders on or after January 21, 2013 and not less than once every three years all public companies must now include a “say on pay” proposal for shareholders to vote to approve the compensation of the Company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission.

This proposal gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies, as disclosed in this Proxy Statement, through the following resolution:

“Resolved, that the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in this Proxy Statement is hereby approved.”

As provided in the Dodd-Frank Act, this vote will not be binding on the Board of Directors and may not be construed as overruling a decision by the Board, creating or implying any change to the fiduciary duties of the Board or any additional fiduciary duty by the Board or restricting or limiting the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

In voting to approve the above resolution, shareholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting. On this matter, abstentions will have no effect on the voting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL IV – ADVISORY VOTE ON THE FREQUENCY
OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Act and the regulations of the Securities and Exchange Commission thereunder require that smaller reporting companies such as the Company at the first annual meeting of shareholders held on or after January 21, 2013 and not less frequently than once every six years thereafter the Company must include a separate resolution subject to shareholder vote to determine whether the non-binding shareholder vote on executive compensation that is the subject of Proposal III should occur every one, two or three years.

The Board of Directors welcomes the views of shareholders on executive compensation matters. The Board of Directors, however, does not believe that it is necessary to have the non-binding vote on executive compensation occur every year. The Board believes that a vote once every three years will allow stockholders the time needed to properly assess the impact of changes made in the Company’s executive compensation program in response to shareholder votes on executive compensation. The Board of Directors also notes that it incurs costs to have an additional item on the agenda. In the interests of saving costs, the Board recommends that the non-binding vote on executive compensation occur only once every three years.

As provided in the Dodd-Frank Act, this vote will not be binding on the Board of Directors and may not be construed as overruling a decision by the Board, creating or implying any change to the fiduciary duties of the Board or any additional fiduciary duty by the Board or restricting or limiting the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

In voting on the frequency of the non-binding say-on-pay resolution, shareholders may vote to have the vote occur every one, two or three years or abstain from voting. The option which receives the most votes from shareholders will be deemed to be the option selected by shareholders. On this matter, abstentions and broker non-votes will have no effect on the outcome.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO HAVE THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION OCCUR EVERY THREE YEARS.

PROPOSAL V – APPROVAL OF ISSUANCE OF SHARES OF COMMON STOCK

Background and Reasons for Requesting Shareholder Approval

On December 23, 2013, the Company raised $20,000,000 in a private placement of 20,000 shares of its newly designated 6.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series B (the “Series B Preferred Stock”) at a purchase price of $1,000 per share. The Company paid $1,191,855 in fees to its financial advisors who acted as placement agents in the private placement. The private placement was exempt from Securities and Exchange Commission registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The purpose of the private placement was to increase the Company’s equity capital and to raise funds for general corporate purposes, which included, among other things, the possible redemption or repurchase of the outstanding shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”). The Series A Preferred Stock had been issued on January 30, 2009 to the United States Department of the Treasury as part of the Capital Purchase Program established by the Treasury in 2008. Pursuant to the terms of the Series A Preferred Stock, the dividend rate would have increased from 5% per annum to 9% per annum beginning February 16, 2014.

Each share of Series B Preferred Stock is convertible, at the option of the holder into 93.9496 shares (subject to standard anti-dilution adjustments) (the “Conversion Rate”) of Common Stock; provided, however, that until shareholders approve the private placement, the Series B Preferred Stock cannot be converted into more than 19.9% of the total outstanding Common Stock immediately prior to the completion of the private placement. Subject to receipt of shareholder approval, the Series B Preferred Stock is mandatorily convertible in certain limited circumstances involving the sale of all or substantially all of the Company’s assets. In addition, subject to receipt of shareholder approval of the issuance of the Common Stock, on or after the fifth anniversary of the issuance of the Series B Preferred Stock, the Company has the option to force conversion in certain circumstances. See “Description of Series B Preferred Stock – Mandatory Conversion.”

Upon full conversion of the Series B Preferred Stock, the Company will issue up to 1,878,992 shares of Common Stock assuming that the Conversion Rate does not change. The Conversion Rate and the total number of shares to be issued would be adjusted for stock dividends, stock splits and other corporate actions. The Conversion Rate was set using a conversion price for the Common Stock of $10.6440, which was approximately 20% over the closing price of the Common Stock on October 10, 2013, the day the Series B Preferred Stock offering was priced. The material terms of the Series B Preferred Stock are discussed below.

Purpose of Approving the Issuance of the Convertible Preferred: NASDAQ Requirement

Because the Common Stock is traded on the Nasdaq Stock Market, the Company is subject to the Nasdaq Marketplace Rules. Rule 5635 sets forth the circumstances under which shareholder approval is required prior to an issuance of securities in connection with, among other things, non-public offerings. Rule 5635 effectively restricts the Company from issuing more than 1,198,372 shares of Common Stock (20% of the outstanding Common Stock), or securities convertible into or exercisable for such shares of Common Stock, in a non-public offering without first obtaining shareholder approval. The Company has issued 20,000 shares of Series B Preferred Stock, which are convertible into 1,878,992 shares of the Common Stock. Until such time as the approval is obtained, however, the convertibility feature is limited so as to comply with Rule 5635. The Board of Directors believes that approving the issuance of shares of Common Stock upon the conversion of the Series B Preferred Stock will enable the Company and its shareholders to fully realize the benefits of the private placement.

Consequences if the Proposal is Approved

Conversion of Series B Preferred Stock into Common Stock. Each share of the Series B Preferred Stock may be converted into 93.9496 shares of Common Stock following shareholder approval of this proposal with cash being paid in lieu of fractional shares.

Rights of Investors. If shareholder approval is received, the rights and privileges associated with the Common Stock issued upon the conversion of the Series B Preferred Stock will be identical to the rights and privileges associated with the common stock held by existing common shareholders.

Dilution. Upon full conversion of the Series B Preferred Stock, the Company would issue 1,878,992 shares of our Common Stock. As a result, the Company expects there to be a dilutive effect on both the earnings per share of the common stock and the book value per share of its Common Stock if the Series B Preferred Stock is converted. In addition, the Company’s existing shareholders will own a smaller percentage of the Company’s outstanding capital stock. The Company’s existing shareholders will also incur a dilution to their voting interests in connection with conversion of the Series B Preferred Stock.  Assuming all of the outstanding shares of Series B Preferred Stock were converted, existing shareholders of the Common Stock would represent approximately 76% of the Common Stock after conversion.  See “Pro Forma Data” below.

Improved Balance Sheet and Regulatory Capital. Upon consummation of the private placement, the Company received aggregate gross proceeds of $20.0 million, which strengthened the Company’s balance sheet and regulatory capital levels. The conversion of the Series B Preferred Stock will also further strengthen certain of the Company’s key capital measures related to common shareholders’ equity.

Market Effects. Despite the existence of certain restrictions on transfer, the issuance of shares of common stock upon conversion of the Series B Preferred Stock may impact trading patterns and adversely affect the market price of the Company’s common stock. If significant quantities of the Company’s common stock that are issued upon conversion of the Series B Preferred Stock are sold (or if it is perceived that they may be sold) into the public market, the trading price of the Company’s common stock could be adversely affected.

Consequences if the Proposal is Not Approved

Series B Preferred Stock Convert Would Be Limited. Unless shareholder approval is received or unless shareholders approve a similar proposal at a subsequent meeting, the Series B Preferred Stock cannot be converted into more than 19.9% of the outstanding shares of Common Stock.

Dividend Payments. For so long as the Series B Preferred Stock such remains outstanding, the Company will be required to pay dividends on the Series B Preferred Stock, on a non-cumulative basis, at an annual rate equal to 6%. In the event such dividends are not paid, the Company would be prohibited from paying any dividends on the Common Stock or repurchasing any shares of Common Stock.

Liquidation Preference. For as long as the Series B Preferred Stock remains outstanding, it will retain a senior liquidation preference over shares of the Company’s Common Stock in connection with any liquidation of the Company and, accordingly, no payments will be made to holders of the Company’s common stock upon any liquidation of the Company unless the full liquidation preference on the Series B Preferred Stock is paid.

Additional Shareholder Meetings. In the event this Proposal is not approved by shareholders at the Annual Meeting, the Company has agreed that it would hold another shareholders meeting every six months at which the Proposal will be presented until such time as approval is obtained. The Company would bear the costs of preparation, printing and mailing of proxy materials for each such subsequent meeting.

Description of Series B Preferred Stock

Authorized Shares and Liquidation Preference. The Company has designated 20,000 shares as “6.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series B” which has a par value of $0.10 per share and a liquidation preference of $1,000 per share.

Ranking. The Series B Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, senior to our common stock and each other class or series of capital stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Company. The Series B Preferred Stock will rank junior to the Series A Preferred Stock and any debt issued by the Company.

Dividend Rate. Dividends on the Series B Preferred Stock will be payable quarterly in arrears, if, as and when authorized and declared by our Board of Directors out of legally available funds at an annual rate of 6.00% on the liquidation preference of $1,000.00 per share. Dividends on the Series B Preferred Stock will be non-cumulative. If for any reason our Board of Directors does not authorize and declare full cash dividends on the Series B Preferred Stock for a quarterly dividend period, we will have no obligation to pay any dividends for that period, whether or not our Board of Directors authorizes and declares dividends on the Series B Preferred Stock for any subsequent dividend period.

If, as and when authorized and declared by our Board of Directors, dividends will be paid on quarterly basis, in arrears, beginning on January 15, 2014. Each period from and including a dividend payment date (or the date of the issuance of the Series B Preferred Stock) to but excluding the following dividend payment date is referred to as a dividend period. Dividends payable for each dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other amount will accrue on the dividend so payable for the period from and after that dividend payment date to the date the dividend is paid.

Priority of Dividends. So long as the Series B Preferred Stock remains outstanding, provisions will be established limiting the ability to pay dividends on (other than dividends payable solely in shares) or redeem other securities that rank junior to the Series B Preferred Stock unless all dividends on the Series B Preferred Stock for the then-current dividend period have been paid or set aside. Currently, the only class of securities that ranks junior to the Series B Preferred Stock is the Common Stock.

Liquidation Rights. Upon our voluntary or involuntary liquidation, dissolution or winding-up, holders of the Series B Preferred Stock will be entitled to receive, out of our assets that are legally available for distribution to stockholders, before any distribution is made to holders of our common stock or other junior securities, a liquidating distribution in the amount of $1,000.00 per share of the Series B Preferred Stock plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made pro rata as to the Series B Preferred Stock and any other parity securities and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors.

For purposes of the liquidation rights of the Series B Preferred Stock, neither a merger nor a consolidation of the Company with another entity nor a sale, lease or exchange of all or substantially all of the Company’s assets will constitute a liquidation, dissolution or winding up of the affairs of the Company.

No Redemptions. The Series B Preferred Stock is not redeemable by the Company.

Optional Conversion. Until the Company obtains the approval of its shareholders for the issuance of the shares of Common Stock, the Series B Preferred Stock cannot be converted into more than 19.9% of the total outstanding Common Stock of the Company or more than 19.9% of the total voting power of the Company’s securities as of immediately prior to the completion of the private placement. No purchaser of the Series B Preferred Stock in the private placement is permitted to convert more than its pro rata amount of such total determined based upon such purchaser’s percentage ownership of the aggregate principal amount of the Series B Preferred Stock issued in the private placement. Subject to the receipt of such approval, each share of the Series B Preferred Stock is convertible at the option of the holder into 93.9496 shares of Common Stock. The Conversion Rate has been calculated using a conversion price of $10.6440. The Conversion Rate will be adjusted proportionately for stock dividends, stock splits and other corporate actions.

Subject to the limitation on conversion discussed above, holders may exercise conversion rights by (i) surrendering the certificates representing the shares of Series B Preferred Stock to be converted to the Company’s conversion agent, (ii) submitting a properly completed letter of transmittal specifying the number of shares of Series B Preferred Stock that the holder wishes to convert and the names and addresses in which the shares of common stock are to be issued, and (iii) if required by the Company or applicable law, furnishing appropriate endorsements and transfer documents and paying applicable transfer or similar taxes.

Mandatory Conversion. Subject to the receipt of shareholder approval of the issuance of the Common Stock, on or after the fifth anniversary of the date of issue of the Series B Preferred Stock, we may, at our option and subject to the limitations described below, at any time or from time to time, cause some or all of the Series B Preferred Stock to be converted into shares of our common stock at the then-applicable conversion rate. We may exercise our conversion right if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, ending on the trading day preceding the date we give notice of mandatory conversion, the closing price of our common stock exceeds 130% of the then-applicable conversion price of the Series B Preferred Stock. The initial conversion price of $10.6440 will adjust for stock dividends, stock splits and other corporate actions. If we exercise our conversion right, each share of Series B Preferred Stock will be automatically converted into 93.9496 shares of Common Stock. This Conversion Rate will be adjusted proportionately for stock dividends, stock splits and other corporate actions. The Series B Preferred Stock will also mandatorily convert on the effective date of a sale or transfer of all or substantially all of the assets of the Company, as described further in the Certificate of Amendment to our Certificate of Incorporation attached hereto as Appendix A.

On any mandatory conversion date, the Company will provide notice of the mandatory conversion date to holders of the Series B Preferred Stock along with a statement of the number of shares of Common Stock to be issued upon the conversion and, if certificates are to be issued, the place which certificates for the Series B Preferred Stock may be surrendered. Effective on the mandatory conversion date, certificates for the Series B Preferred Stock will be treated for all purposes as representing only the number of shares of Common Stock into which the Series B Preferred Stock formerly represented by such certificate have been converted and cash for any fractional share.

Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. Upon any conversion, all fractional share interests to which a holder may be entitled shall be aggregated into whole shares of common stock with cash being paid for any fractional interest that may remain after such aggregation. The Company will pay cash for the fraction based on the closing stock price of the Common Stock on the trading date preceding conversion.

Adjustments to Conversion Rate and Conversion Price. The conversion rate and the conversion price will be proportionately adjusted from time to time for stock splits, stock dividends and other reclassifications of the common stock, as described in the Certificate of Amendment to our Certificate of Incorporation attached as Appendix A hereto. Whenever such an adjustment is made, the Company will mail a statement of the adjustment to each holder of Series B Preferred Stock.

Voting Rights. The holders of the Series B Preferred Stock do not have voting rights, except as specifically required by New Jersey law.

Pro Forma Data

The unaudited pro forma consolidated balance sheets as of September 30, 2013 and December 31, 2013 and the unaudited pro forma earnings per share and book value per share tables have been prepared by management to illustrate the impact of the private placement only in the case of the September 30, 2013 balance sheet and the private placement and conversion of all of the shares of Series B Preferred Stock that were outstanding as of December 31, 2013 into shares of Common Stock.  In both instances, it is assumed that the Series A Preferred Stock is redeemed with the proceeds from the issuance of the Series B Preferred Stock.  As the Series B Preferred Stock had already been issued as of December 31, 2013, the impact of the conversion at December 31, 2013 would be only on the equity portion of the balance sheet.

The pro forma consolidated balance sheet as of September 30, 2013 (without giving effect to any conversion of the Series B Preferred Stock into Common Stock) is as follows:

Balance Sheet

September 30, 2013	Actual		Pro Forma
(dollars in thousands, except per share amounts)	(unaudited)	Adjustment	(unaudited)
Assets
Cash and cash equivalents	$21,566	$4,211	$25,777
Investment securities	18,666	--	18,666
Loans receivable, net of allowance for loan losses	640,990	--	640,990
Other assets	65,907	--	65,907
Total assets	$747,129	$4,211	$751,340

Liabilities and Shareholders’ Equity
Deposits	$611,416	$--	$611,416
Borrowings	30,322	--	30,322
Junior subordinated debentures	13,403	--	13,403
Other liabilities	5,297	--	5,297
Total liabilities	$660,438	$--	$660,438

Series A preferred stock, $1,000 liquidation preference	16,228	(16,228)	--
Series B preferred stock, $1,000 liquidation preference	--	20,000	20,000
Common Stock, $.10 par value	619	--	619
Additional paid in capital	52,665	(1,461)	51,204
Retained earnings	21,233	1,900	23,133
Accumulated other comprehensive loss	(818)	--	(818)
Treasury stock	(2,180)	--	(2,180)
Total shareholders’ equity	$87,747	$4,211	$91,958
Noncontrolling (minority) interests in consolidated subsidiaries	(1,056)	--	(1,056)
Total equity	$86,691	$4,211	$90,902
Total liabilities and shareholders’ equity	$747,129	$4,211	$751,340

Per Common Share
Book value per common share	$11.95		$12.01

The pro forma consolidated balance sheet as of December 31, 2013 (which assumes that the Series B Preferred Stock has been fully converted into shares of Common Stock) is as follows:

Balance Sheet

December 31, 2013	Actual		Pro Forma
(dollars in thousands, except per share amounts)	(unaudited)	Adjustment	(unaudited)
Assets
Cash and cash equivalents	$45,661	$--	$45,661
Investment securities	37,798	--	37,798
Loans receivable, net of allowance for loan losses	635,981	--	635,981
Other assets	75,503	--	75,503
Total assets	$794,943	$--	$794,943

Liabilities and Shareholders’ Equity
Deposits	$626,768	$--	$626,768
Borrowings	55,280	--	55,280
Junior subordinated debentures	13,403	--	13,403
Other liabilities	6,927	--	6,927
Total liabilities	$702,378	$--	$702,378

Series B Preferred stock, $1,000 liquidation preference	20,000	(20,000)	--
Common Stock, $.10 par value	619	188	807
Additional paid in capital	51,204	19,812	71,016
Retained earnings	24,308	--	24,408
Accumulated other comprehensive loss	(235)	--	(235)
Treasury stock	(2,180)	--	(2,180)
Total shareholders’ equity	$93,716	$--	$93,716
Noncontrolling (minority) interests in consolidated subsidiaries	(1,151)	--	(1,151)
Total equity	$92,565	$--	$92,565
Total liabilities and shareholders’ equity	$794,943	$--	$794,943

Per Common Share
Book value per common share	$12.57		$11.92

Earnings Per Share

The following tables present the Company’s unaudited earnings per share adjusted for the pro forma impacts of the issuance of the Series B Preferred Stock only for the nine months ended September 30, 2013 and the private placement and subsequent conversion of the Series B Preferred Stock into Common Stock for the year ended December 31, 2013. Pro forma earnings per share calculations in the case of the nine months ended September 30, 2013 assume that the Series B Preferred Stock and the redemption of the Series A Preferred Stock both occurred on January 1, 2013 but that the Series B Preferred Stock has not been converted into Common Stock. Pro forma earnings per share calculations in the case of the year ended December 31, 2013 assume that the issuance of the Series B Preferred Stock, the redemption of the Series A Preferred Stock and the conversion of all of the shares of Series B Preferred Stock into 1,878,992 shares of Common Stock all occurred as of January 1, 2013.  The pro forma earnings per share calculations assume that the impact to earnings for the nine months ended September 30, 2013 is a replacement of the dividend on the Series A Preferred Stock with the dividend on the Series B Preferred Stock.  For the year ended December 31, 2013, the impact on earnings as a result of the conversion is assumed to be the absence of any dividend on either the Series A Preferred Stock or the Series B Preferred Stock and the issuance of the additional shares of Common Stock.  During the year ended December 31, 2013, a total of $1.1 million in dividends was paid on the Series A Preferred Stock.

	For the Nine Months Ended September 30, 2013
(dollars in thousands, except per share amounts)	Actual		Pro forma
	(unaudited)	Adjustment	(unaudited)

Net income available to common shareholders	$5,384	$(127)	$5,257

Basic net income per common share	$0.90	$(0.02)	$0.88
Diluted net income per common share	$0.90	$(0.02)	$0.88

Weighted average common shares outstanding	5,957,685	--	5,957,685
Weighted average common shares outstanding - dilutive	5,958,801	--	5,958,801

	For the Year Ended December 31, 2013
(dollars in thousands, except per share amounts)	Actual		Pro forma
	(unaudited)	Adjustment	(unaudited)

Net income available to common shareholders	$8,461	$(1,058)	$9,519

Basic net income per common share	$1.42	$(0.21)	$1.21
Diluted net income per common share	$1.42	$(0.21)	$1.21

Weighted average common shares outstanding	5,964,018	1,878,992	7,861,802
Weighted average common shares outstanding - dilutive	5,965,663	1,878,992	7,844,655

Vote Requirement

Approval of the Proposal requires the affirmative vote of a majority of the total votes cast of the shares represented in person or by proxy and entitled to vote on the Proposal. Members of the Board of Directors who own in the aggregate 1,532,260 shares of Common Stock (exclusive of stock options) have agreed to vote their shares of Common Stock in favor of the Proposal.  None of these shares were purchased in the Private Placement.

Interests of Directors and Executive Officers

Certain of the Company’s directors and executive officers participated in the private placement and therefore have an interest in the outcome of Proposal V. The following table sets forth the number of shares of Common Stock and Series B Preferred Stock beneficially owned by directors and executive officers as well as those individuals or entities known to the Company who would become the holder of more than 5% of the outstanding shares of Common Stock assuming a full conversion of the Series B Preferred Stock.

	Common Stock		Series B Preferred Stock		Common Stock Owned Upon a Full Conversion of Outstanding Series B Preferred Stock
Name	Number of Shares Beneficially Owned	Percent of Class	Number of Shares Beneficially Owned	Percent of Class	Number of Shares Beneficially Owned	Percent of Class

Directors and Management
Celestino R. Pennoni	342,465	5.67	100	*	351,860	5.82
Ray H. Tresch	109,128	1.82	--	*	109,128	1.82
Daniel J. Dalton	146,952	2.44	--	*	146,952	2.44
Arret F. Dobson	145,578	2.42	--	*	145,578	2.42
Anthony J. Janneti	164,598	2.74	--	*	164,598	2.74
Edward Infantolino	156,472	2.60	50	*	161,169	2.68
Fred G. Choate	23,688	*	25	*	26,037	*
Jack C. Sheppard, Jr.	153,166	2.55	50	*	157,863	2.63
Jeffrey H. Kripitz	329,040	5.48	50	*	333,737	5.55
Vito S. Pantilione	183,926	3.05	100	*	193,321	3.21
David O. Middlebrook	40,183	*	65	*	46,290	*
Elizabeth A Milavsky	50,586	*	25	*	52,935	*
John F. Hawkins	266	*	10	*	1,205	*
Paul E. Palmieri	26,899	*	40	*	30,657	*
Robert Gehring	5,022	*	--	*	5,022	*
Daniel Sulpizio	19	*	--	*	19	*

5% Holders
EJF Financial Services Fund, LP EJF Financial Opportunities Master Fund, LP	--	--	6,997	34.96	657,366	8.36

*Less than 1% ownership

Board Recommendation

The Board of Directors recommends that you vote “FOR” approval of the issuance of shares of Common Stock upon the conversion of the Series B Preferred Stock into Common Stock.

PROPOSAL VI – APPROVAL OF AMENDMENT TO
CERTIFICATE OF INCORPORATION

The Board has approved and recommends to the Company’s shareholders for their adoption at the Annual Meeting an amendment to the certificate of incorporation to increase the number of shares of Common Stock authorized for issuance thereunder from 10,000,000 shares to 15,000,000 shares.

As of the Record Date, there were 5,991,859 shares of Common Stock outstanding and an additional 148,181 shares reserved for issuance under the Company’s stock option plans. In addition, upon full conversion of the Series B Preferred Stock, an additional 1,878,992 shares of Common Stock would be outstanding, for a total of 8,019,032 shares of Common Stock issued and outstanding. Currently, the Company’s certificate of incorporation permits the issuance of up to 10,000,000 shares of Common Stock leaving only 1,980,968 shares available for issuance assuming full conversion of the Series B Preferred Stock.

While the Company has adequate shares to permit the conversion of the Series B Preferred Stock, the proposed amendment would give the Company greater flexibility in its financial affairs by making additional shares of Common Stock available for issuance in such transactions as the Board considers appropriate, including public or private offerings, stock splits or dividends or in connection with mergers and acquisitions or otherwise. The Company's shareholders may or may not be given the opportunity to vote on such a transaction, depending on the nature of the transaction, applicable law, the rules and policies of the NASDAQ Stock Market and the judgment of the Company Board regarding the submission of such transaction to a vote of the Company shareholders. Because shareholders do not have preemptive rights under the certificate of incorporation, the interests of existing shareholders may (depending on the particular circumstances in which additional capital stock is issued) be diluted by any such issuance.

It is possible that additional shares of the Common Stock could be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in the Company more difficult, time-consuming or costly or to otherwise discourage an attempt to acquire control of the Common Stock. Under such circumstances, the availability of authorized and unissued shares may make it more difficult for shareholders of the Company to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person or other entity seeking to obtain control of the Company by means of merger, tender offer, proxy contest or other means. For instance, such shares could be privately placed with purchasers who might cooperate with the Board in opposing an attempt by a third party to gain control of the Company by voting such shares against the transaction with the third party or could be used to dilute the stock ownership or voting rights of a person or entity seeking to obtain control of the Company. Although the Board does not currently anticipate issuing additional shares of Common Stock for purposes of preventing a takeover of the Company, the Board reserves its right (consistent with its fiduciary responsibilities) to issue shares for such purpose.

If the amendment is adopted, the first sentence of Article VI of the Certificate would be amended to read as follows:

“The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 16,000,000 of which 15,000,000 are to be shares of common stock, $.10 par value per share, and of which 1,000,000 are to be shares of serial preferred stock, $.10 par value per share.”

Adoption of the proposed amendment requires the affirmative vote of a majority of the votes cast at the Annual Meeting. As soon as practicable after such affirmative vote has been taken, the amendment will be filed with the Department of Treasury Division of Revenue of the State of New Jersey and will thereupon become effective.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ADOPTION OF THE AMENDMENT TO THE CERTIFICATE TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

SHAREHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s proxy materials for the annual meeting of shareholders to be held in 2014, all shareholder proposals must be received at the executive office of the Company at 601 Delsea Drive, Washington Township, New Jersey 08080 by January 14, 2015. Shareholder proposals must meet other applicable criteria as set forth in the bylaws in order to be considered for inclusion in the proxy materials.

Shareholder proposals that are not included in the Company’s proxy statement for the 2015 annual meeting will only be considered at such meeting if the shareholder submits notice of the proposal to the Company at the above address by April 25, 2014. Shareholder proposals must meet other applicable criteria as set forth in the bylaws in order to be considered at the 2015 annual meeting.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Company’s directors, and executive officers to file reports of ownership and changes in their equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the Company’s knowledge, all of the filings by our directors and executive officers were made on a timely basis during the 2013 fiscal year.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournments, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation. In addition, the Company has retained Eagle Rock Proxy Advisors to aid in the solicitation of proxies. Eagle Rock Proxy Advisors will receive a base fee of approximately $5,000 plus certain incremental costs for its proxy solicitation services.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING TO BE HELD ON JUNE 24, 2014

The Proxy Statement and Annual Report to Shareholders are available at www.cfpproxy.com/5403. For information on how to obtain directions to the Annual Meeting, please call or email Linda Kaiser at (856) 256-2500 or lkaiser@parkebank.com, respectively.

Stockholders can elect to receive future proxy statements and annual reports over the internet rather than in printed form. Stockholders of record can make this election by calling Investor Relations toll-free at 1 (800) 866-PARKEBK, sending an email to InvestorRelations@parkebank.com, or by following the instructions at www.parkebank.com. If you hold your shares in street name, please refer to the information provided by your broker, bank or other nominee for instructions on how to elect to access future proxy materials over the internet.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this document certain documents we file with the SEC.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this document.  We incorporate by reference Items 7, 7a and 8, which are included in the Annual Report to Shareholders that accompanies this proxy statement.

This document incorporates important business and financial information about the Company from other documents that are not included in this document. You can obtain the documents incorporated by reference herein through our website, www.parkebank.com after the documents are filed with the SEC. The SEC maintains a website located at www.sec.gov that also contains this information. The Company will provide you with copies of these documents, without charge, upon request made to the Chief Financial Officer, Parke Bancorp, Inc., 601 Delsea Drive, Washington Township, New Jersey 08080.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission will be furnished without charge to shareholders as of the Record Date upon written request to the Chief Financial Officer, Parke Bancorp, Inc., 601 Delsea Drive, Washington Township, New Jersey 08080.

BY ORDER OF THE BOARD OF DIRECTORS

Paul E. Palmieri

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION

6.00% NON-CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK, SERIES B

OF

PARKE BANCORP, INC.

Pursuant to Section 14A:7-2(4) of the
New Jersey Business Corporation Act

The undersigned DOES HEREBY CERTIFY:

FIRST:  The name of the corporation is PARKE BANCORP, INC.

SECOND:  That the following resolution was duly adopted by the Board of Directors of Parke Bancorp, Inc., a New Jersey corporation (hereinafter called the “Corporation”), at a meeting duly convened and held on September 24, 2013, at which a quorum was present and acting throughout:

RESOLVED, that pursuant to the provisions of the Certificate of Incorporation and the bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $0.10 per share, of the Company be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are to be determined by the Pricing Committee.

THIRD:  That pursuant to the authority granted by the Board of Directors of the Corporation, the following resolution was duly adopted by the Pricing Committee of the Board of Directors at a meeting duly convened and held on October 11, 2013, at which a quorum was present and acting throughout:

RESOLVED, that pursuant to the provisions of the Certificate of Incorporation and the bylaws of the Corporation and applicable law, the designation and number of shares of the Series B Preferred Stock, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

1.           Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “6.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series B” (the “Series B Preferred Stock”). The authorized number of shares of Series B Preferred Stock shall be 20,000.

2.           Definitions. The following terms are used in this Certificate of Amendment as defined below:

(a)           “Common Stock” means the common stock, par value $0.10 per share, of the Corporation.

1

(b)           “Conversion Agent” the Corporation’s transfer agent acting in its capacity as a conversion agent for purposes of converting shares of Series B Preferred Stock into shares of Common Stock.

(c)           “Conversion Notice” means the letter of transmittal and other documentation as required by the Conversion Agent in order to effect any optional conversion of Series B Preferred Stock.

(d)           “Conversion Date” means each such date on which a conversion of share of Series B Preferred Stock into Common Stock occurs.

(e)           “Conversion Price” means  $10.6440, subject to adjustment in accordance with Section 8 hereof.

(f)           “Conversion Rate” means 93.9496 shares of Common Stock, subject to adjustment in accordance with Section 8 hereof.

(g)           “Corporation” means Parke Bancorp, Inc., a New Jersey corporation.

(h)           “Dividend Payment Date” means January 15, April 15, July 15 and October 15 of each year.

(i)           “Dividend Period” means the quarterly period commencing on and including the first day of the calendar quarter and ending and including the last day of the calendar quarter that immediately precedes the quarter in which the corresponding Dividend Payment Date occurs, other than the Initial Dividend Period.

(j)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)           “Holder” or “holder” means a holder of record of the Series B Preferred Stock.

(l)           “Initial Dividend Period” means the period commencing on the first day upon which a share of Series B Preferred Stock shall be issued and ending on December 31, 2013.

(m)           “Junior Stock” means the Series B Preferred Stock, collectively with any other stock of the Corporation ranking junior to the Series A Preferred Stock.

(n)           “Liquidation Amount” means $1,000.00 per share of Series B Preferred Stock.

(o)           “Mandatory Conversion Date” means the date on which any shares of Series B Preferred Stock are converted into Common Stock in accordance with Sections 7(a) or (b) hereof.

(p)           “Notice of Mandatory Conversion” means the notice described in Section 7(d) hereof.

(q)           “Parity Stock” means any class or series of stock of the Corporation (other than Series B Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Series B Preferred Stock as to dividend rights and/or as to rights upon liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(r)           “Record Date” means the date as determined by the Board of Directors of the Corporation for determining Holders of Series B Preferred Stock entitled to receive a dividend or to vote on any matter to which Holders are entitled to vote.

2

(s)           “Series A Preferred Stock” means the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

(t)           “Shareholder Approval” shall have the meaning ascribed to in Section 11(b) hereto.

(u)           “Subordinated Junior Stock” means the Common Stock and any other class or series of stock of the Corporation the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(v)           “Trading Day” means any day during which trading in securities generally occurs on any exchange on which the Common Stock of the Corporation may be listed, or in the over-the-counter market of the Common Stock if the Common Stock is not so listed.

3.           Ranking.

Each share of Series B Preferred Stock shall have a Liquidation Preference of $1,000.00 per share.  The number of shares of Series B Preferred Stock shall be 20,000, which may be increased or decreased from time to time in accordance with the Corporation’s Certificate of Incorporation, Bylaws and applicable law.   The Series B Preferred Stock shall rank junior to the Corporation’s Series A Preferred Stock.  As such, none of the rights applicable to the Series B Preferred Stock discussed herein shall adversely impact, change or affect the rights of such Series A Preferred Stock, unless expressly provided for in the certificate of amendment applicable to such stock.

The Series B Preferred Stock shall rank senior to the Common Stock of the Corporation and, with the exception of the Series A Preferred Stock, to all other classes and series of equity securities of the Corporation now or hereafter authorized, issued or outstanding other than any class or series of equity securities of the Corporation the terms of which expressly provide that such class or series will rank on a parity with or senior to the Series B Preferred Stock as to dividend rights and/or as to rights upon liquidation, winding up or dissolution of the Corporation. The Series B Preferred Stock shall be junior to the creditors of the Corporation, including its depositors.

4.           Dividends.

(a)           Payment of Dividends. Holders of shares of Series B Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors, out of funds legally available therefor, non-cumulative cash dividends at an annual rate of 6.0% of the $1,000.00 liquidation preference per share.  Such non-cumulative cash dividends shall be payable, if declared, quarterly in arrears on a Dividend Payment Date, or if such day is not a business day, on the next business day, as if it were paid on the scheduled Dividend Payment Date and no interest or other amount will accrue on the Dividend Payment Date to the date that the dividend is actually paid.  The first Dividend Payment Date shall be January 15, 2014, to the extent a dividend is declared (or is otherwise payable pursuant to the terms and conditions hereof) for the Initial Dividend Period. Each declared dividend shall be payable to holders of record of the Series B Preferred Stock as they appear on the stock books of the Corporation at the close of business on the Record Date.

The amount of dividends payable on each share of the Series B Preferred Stock for each full Dividend Period during which such share is outstanding and the amount of dividends payable for the Initial Dividend Period and for any Dividend Period which, as to a share of Series B Preferred Stock, is less than a full quarter (determined by reference to the issuance date and the retirement date thereof) shall

3

be computed on the basis of a 360-day year composed of twelve (12) thirty (30) day months and the actual number of days elapsed in the Initial Dividend Period or such Dividend Period.

Holders of the Series B Preferred Stock shall not be entitled to any interest, or any sum of money in lieu of interest, in respect of any dividend payment or payments on the Series B Preferred Stock declared by the Board of Directors which may be unpaid. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest declared but unpaid cash dividend with respect to the Series B Preferred Stock.

(b)           Dividends Non-cumulative. The right of holders of Series B Preferred Stock to receive dividends is non-cumulative. Accordingly, if the Board of Directors does not declare a dividend payable in respect of any Dividend Period, holders of shares of Series B Preferred Stock shall have no right to receive a dividend in respect of such Dividend Period, and the Corporation shall have no obligation to pay a dividend in respect of such Dividend Period, whether or not (i) funds are available or net earnings were sufficient for the payment of a dividend, or (ii) dividends are declared payable in respect of any future Dividend Period.

(c)           Priority as to Dividends.  So long as any share of Series B Preferred Stock remains outstanding, (i) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Subordinated Junior Stock (other than a dividend payable solely in shares of Subordinated Junior Stock), (ii) no shares of Subordinated Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Subordinated Junior Stock for or into other Subordinated Junior Stock, or the exchange or conversion of one share of Subordinated Junior Stock for or into another share of Subordinated Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Subordinated Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Subordinated Junior Stock by the Corporation and (iii) no shares of Parity Stock will be repurchased, redeemed, or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B Preferred Stock and such Parity Stock except by conversion into or in exchange for Subordinated Junior Stock, during a Dividend Period, unless, in each case, the full dividends for the then-current Dividend Period on all outstanding shares of Series B Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside (to the extent permitted after all dividend obligations on the Series A Preferred Stock have been honored).  The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Subordinated Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreements) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted.  Subject to the succeeding sentence, for so long as any shares of Series B Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series B Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside (to the extent permitted after all dividend obligations on the Series A Preferred Stock have been honored). To the extent the Corporation declares dividends on the Series B Preferred Stock and on any Parity Stock but does not make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series B Preferred Stock and the holders of any Parity Stock then outstanding (to the extent permitted after all dividend obligations on the Series A Preferred Stock have been honored).  For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Series B Preferred Stock and the aggregate amount of the current and accrued dividends due on the outstanding Parity Stock. The Corporation is not obligated to and will not pay Holders of the Series B Preferred Stock any interest or sum of money in lieu of interest on any dividend not paid on a

4

Dividend Payment Date.  The Corporation is not obligated to and will not pay holders of the Series B Preferred Stock any dividend in excess of the dividends on the Series B Preferred Stock that are payable as described herein until all dividend obligations on the Series A Preferred Stock have been honored.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Subordinated Junior Stock from time to time out of any assets legally available therefor, and the shares of Series B Preferred Stock shall not be entitled to participate in any such dividend.  This Section shall have no impact on and is specifically subject to the rights of holders of outstanding shares of Series A Preferred Stock.

(d)           Definition of “Dividend”.  Any reference to “dividends” or “distributions” in this Section 4 shall not be deemed to include any distribution made in connection with any voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

5.           Conversion

The holders of the Series B Preferred Stock shall have conversion rights as follows:

(a)           Subject to the limits set forth in Section 20, each holder of the Series B Preferred Stock shall have the right, at such holder’s option, to convert all or any portion of such holder’s Series B Preferred Stock into shares of Common Stock at the applicable Conversion Rate per share of Series B Preferred Stock (subject to the limitations and conversion procedures set forth herein).  Each date on which such a conversion occurs, following compliance by a Holder with the procedures set forth in Section 6(e)(ii), is referred to herein as a “Conversion Date.”

For the purposes of conversion of the Series B Preferred Stock into Common Stock, the “Conversion Rate” means for each share of Series B Preferred Stock, 93.9496 shares of Common Stock, subject to adjustment as provided herein.

6.           Conversion Procedures.

(a)           Effective on the Mandatory Conversion Date (as defined below), or any applicable Conversion Date, certificates for Series B Preferred Stock will be treated for all purposes as representing only the number of shares of Common Stock into which the Series B Preferred Stock formerly represented by such certificate have been converted.   Dividends shall no longer be authorized and declared on any converted shares of Series B Preferred Stock and such shares of Series B Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive any authorized, declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to this Certificate of Amendment to the Corporation’s Certificate of Incorporation (collectively, the “Certificate of Amendment”).

(b)           Except as otherwise provided herein, no allowance or adjustment shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date.  Prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date, shares of Common Stock issuable upon conversion of any shares of Series B Preferred Stock shall not be deemed outstanding for any purpose, and holders shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series B Preferred Stock.

5

(c)           Shares of Series B Preferred Stock duly converted in accordance with this Certificate of Amendment will resume the status of authorized and unissued serial Preferred Stock, undesignated as to Series B Preferred Stock and available for future issuance. The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Preferred Stock, but not below the number of shares of Series B Preferred Stock then outstanding.

(d)           The person or persons entitled to receive the Common Stock and or cash in lieu of fractional shares issuable upon conversion of Series B Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the Mandatory Conversion Date or any applicable Conversion Date.  In the event that a holder shall not by written notice designate the name in which shares of Common Stock or payments of cash in lieu of fractional shares to be issued or paid upon conversion of shares of Series B Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the holder and in the manner shown on the records of the Corporation.

(e)           Conversion into shares of Common Stock will occur on the Mandatory Conversion Date or any applicable Conversion Date as follows:

(i)           On a Mandatory Conversion Date, shares of Common Stock shall be issued to Holders or their designee upon presentation and surrender of the certificate evidencing the Series B Preferred Stock to the Conversion Agent and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

(ii)           On the date of any proposed optional conversion by a Holder of shares of Series B Preferred Stock into Common Stock pursuant to Section 5, a Holder must do each of the following in order to effect such optional conversion:

(A)
complete and manually sign the Conversion Notice provided by the Conversion Agent, specifying the number of shares of Series B Preferred Stock that the Holder wishes to convert and the name or names (with address or addresses) into which the shares of Common Stock are to be issued, and deliver this irrevocable Conversion Notice to the Conversion Agent;

(B)	surrender the certificates representing the shares of Series B Preferred Stock to the Conversion Agent;

(C)	if required by the Corporation or applicable law, furnish appropriate endorsements and transfer documents satisfactory to the Corporation; and

(D)	if required, pay all transfer or similar taxes.

(iii)           Upon compliance by a Holder with the requirements set forth in paragraphs (A) through (D) of Section 6(e)(ii), the Conversion Agent shall, on a Holder’s behalf, convert the Series B Preferred Stock into shares of Common Stock, in accordance with the terms of the Conversion Notice delivered by such Holder described in Section 6(e)(ii).

(f)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock.  Upon any conversion, all fractional share interests to which a Holder may be entitled shall be aggregated into whole shares of Common Stock with cash being paid for any fractional interest that may remain after such aggregation.  The Corporation shall pay cash equal to

6

such fraction multiplied by the closing price of the Corporation’s Common Stock on the most recent Trading Day immediately preceding the conversion.

7.           Mandatory Conversion

(a)           On or after the fifth anniversary of the date of issuance of the Series B Preferred Stock, the Corporation may, at its option, at any time and from time to time, cause some or all of the Series B Preferred Stock to be converted into shares of Common Stock at the then-applicable Conversion Rate; provided, however, that the Corporation may only exercise its conversion right under this Section 7(a) to the extent permitted under Section 20 hereof and if, for 20 Trading Days within any period of 30 consecutive Trading Days, including the last Trading Day of such period, ending on the Trading Day preceding the date the Corporation gives notice of mandatory conversion, the closing price of the Corporation’s Common Stock exceeds 130% of the Conversion Price.

(b)           The Corporation may also cause some or all of the Series B Preferred Stock to be converted into shares of Common Stock at the then-applicable Conversion Rate in the event that (i) the Corporation is involved in a transaction (whether by means of a consolidation with or merger into any other entity, or a merger of another entity into the Corporation, or the Corporation sells, leases or transfers in one transaction or a series of related transactions all or substantially all of the property and assets of the Corporation and its subsidiaries) or series or related transactions pursuant to which the Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property, or (ii) the shareholders of the Corporation approve any plan for the liquidation, dissolution or termination of the Corporation.

(c)           If the Corporation elects to cause less than all of the shares of Series B Preferred Stock to be converted under Section 7(a) or (b), the Conversion Agent shall select the Series B Preferred Stock to be converted by lot, on a pro rata basis or by another method the Conversion Agent considers fair and appropriate.  If the Conversion Agent selects a portion of a Holder’s Series B Preferred Stock for partial mandatory conversion and such Holder also exercises its option to convert a portion of its shares of Series B Preferred Stock, the portion converted at the Holder’s option will be deemed to be from the portion selected for mandatory conversion under this Section 7.

(d)           In order to exercise the mandatory conversion rights described in this Section 7, the Corporation shall provide a Notice of Mandatory Conversion to each Holder on the Mandatory Conversion Date. In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion shall state, as appropriate:

(i)           the Mandatory Conversion Date;

(ii)           the number of shares of Common Stock to be issued upon conversion of each share of Series B Preferred Stock; and

(iii)           the place for which certificates of Series B Preferred Stock may be surrendered, if certificates of Common Stock are to be issued.

8.           Anti-Dilution and Other Adjustments.

(a)           The Conversion Rate shall be adjusted from time to time (without duplication) by the Corporation as follows:

(i)           If the Corporation shall pay a dividend or make a distribution to holders of outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be

7

proportionately adjusted by multiplying (A) the Conversion Rate in effect immediately prior to such dividend or distribution by (B) a fraction, of which the numerator shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such dividend or distribution plus (2) the total number of shares of Common Stock constituting such dividend or other distribution and the denominator shall be the number of shares of Common Stock outstanding immediately prior to such dividend or distribution. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such dividend or distribution. If any dividend or distribution of the type described in this clause (i) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect had such dividend or distribution not been declared.

(ii)           If the Corporation shall subdivide its outstanding Common Stock into a greater number of shares of Common Stock, or combine its outstanding Common Stock into a smaller number of shares of Common Stock, the Conversion Rate in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Common Stock, proportionately increased and, in the case of a combination of Common Stock, proportionately decreased. Such adjustment shall be made successively whenever any such subdivision or combination of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.

(b)           The Conversion Price shall be adjusted from time to time (without duplication) by the Corporation as follows:

(i)           If the Corporation shall pay a dividend or make a distribution to holders of outstanding Common Stock in shares of Common Stock, the Conversion Price shall be proportionately adjusted by multiplying (A) the Conversion Price in effect immediately prior to such dividend or distribution by (B) a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such dividend or distribution and of which the denominator shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such dividend or distribution plus (2) the total number of shares of Common Stock constituting such dividend or other distribution. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such dividend or distribution. If any dividend or distribution of the type described in this clause (i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect had such dividend or distribution not been declared.

(ii)           If the Corporation shall subdivide its outstanding Common Stock into a greater number of shares of Common Stock, or combine its outstanding Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Common Stock, proportionately decreased and, in the case of a combination of Common Stock, proportionately increased. Such adjustment shall be made successively whenever any such subdivision or combination of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.

(c)           Whenever the Conversion Rate or Conversion Price shall be adjusted as provided in Section 8(a) or (b) respectively, the Corporation shall file, at its principal office, a statement showing in detail the facts requiring such adjustment and the Conversion Rate that shall be in effect after such

8

adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder at its address appearing in the Corporation’s records. Each such statement shall be signed by the Corporation’s chief financial officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 8(c). The Corporation shall, upon written request at any time of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) all adjustments and readjustments to the Conversion Rate or Conversion Price, and (ii) the Conversion Rate or Conversion Price at the time in effect.

9.           Redemption

The shares of Series B Preferred Stock are not redeemable at any time.

10.           Liquidation Preference.

(a)           Liquidation Distributions. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series B Preferred Stock shall be entitled to receive for each share thereof, out of the assets of the Corporation legally available for distribution to shareholders under applicable law, or the proceeds thereof, before any payment or distribution of the assets shall be made to holders of shares of Common Stock or any other Subordinated Junior Stock (subject to the rights of the holders of any class or series of equity securities having preference with respect to distributions upon liquidation, including the Series A Preferred Stock, and the Corporation’s general creditors, including its depositors), liquidating distributions in the amount of the Liquidation Amount, plus any declared but unpaid dividends, without accumulation of any undeclared dividends.

If the amounts available for distribution in respect of shares of Series B Preferred Stock and any outstanding Parity Stock are not sufficient to satisfy the full liquidation rights of all of the outstanding shares of Series B Preferred Stock and such Parity Stock, then the holders of such outstanding shares shall share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, holders of shares of Series B Preferred Stock will not be entitled to any further participation in any liquidating distribution of assets by the Corporation. All distributions made in respect of Series B Preferred Stock in connection with such liquidation, dissolution or winding up of the Corporation shall be made pro rata to the holders entitled thereto.

For purposes of the liquidation rights of the Series B Preferred Stock, neither a merger nor a consolidation of the Corporation with another entity, nor a sale, lease or exchange of all or substantially all of the Corporation’s assets will constitute a liquidation, dissolution or winding up of the affairs of the Corporation.

11.           Voting Rights.

(a)           The holders of the Series B Preferred Stock shall not have voting rights generally on matters submitted to the stockholders as provided in Section 14A:5-10 of the New Jersey Business Corporation Act, and shall only have such voting rights specifically required by New Jersey law.

(b)           Holders of shares of Common Stock acquired upon the conversion of shares of Series B Preferred Stock shall be entitled to the same voting rights as each other holder of Common Stock except that such holders may not vote upon the proposal to be submitted by the Corporation to its stockholders in accordance with Rule 5635 of the listing rules of The NASDAQ Stock Market LLC, for the issuance of the shares of Common Stock into which the Series B Preferred Stock may be converted (“Shareholder Approval”).

9

12.           No Sinking Fund.

No sinking fund shall be established for and no sinking fund provisions shall apply to the Series B Preferred Stock.

13.           Record Holders.

To the fullest extent permitted by applicable law, the Corporation and the Conversion Agent may deem and treat the record holder of any share of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Conversion Agent shall be affected by any notice to the contrary.

14.           Notices.

All notices or communications in respect of Series B Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Amendment, in the Certificate of Incorporation or Bylaws of the Corporation or by applicable law.

15.           Preemptive Rights.

No holder of shares of Series B Preferred Stock shall have any preemptive rights in respect of any securities of the Corporation that may be issued, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

16.           Replacement Certificates.

The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

17.           Transferability of the Series B Preferred Stock.

Unless otherwise expressly consented to by the Corporation, (with such consent to be provided upon proof satisfactory to the Corporation that all applicable laws relating to such transfer have been complied with), no shares of the Series B Preferred Stock or any interest therein, may directly or indirectly be sold, mortgaged, transferred, pledged, hypothecated or otherwise disposed of.

18.           No Other Rights.

The shares of Series B Preferred Stock shall not have any designations, preferences or relative, participating, optional or other special rights except as set forth herein, or as otherwise required by law.

10

19.           Beneficial Ownership Limitation

Notwithstanding anything to the contrary contained herein, no holder of Series B Preferred Stock will be entitled to receive shares of Common Stock upon conversion pursuant to this Certificate of Amendment to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of Exchange Act, and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of Common Stock outstanding at such time. Any purported delivery of shares of Common Stock upon conversion of Series B Preferred Stock shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the holder becoming the beneficial owner of more than 9.9% of the shares of Common Stock outstanding at such time.

20.           Conversion Limitation

Notwithstanding anything to the contrary contained herein, until the Corporation obtains Shareholder Approval, the Series B Preferred Stock cannot be converted into more than 19.9% of the total outstanding Common Stock of the Corporation or more than 19.9% of the total voting power of the Corporation’s securities immediately preceding the issuance of the Series B Preferred Stock.  Until Shareholder Approval is obtained, no holder of Series B Preferred Stock will be permitted to convert more than such holder’s pro rata amount of such total determined based upon such holder’s percentage ownership of the aggregate principal amount of the Series B Preferred Stock.  Upon the written request of a holder of Series B Preferred Stock, the Corporation shall confirm in writing to such holder, within five business days, the number of shares of Common Stock then outstanding.

21.           Compliance with Applicable Law.

Declaration by the Board of Directors and payment by the Corporation of dividends to holders of the Series B Preferred Stock shall be subject in all respects to any and all restrictions and limitations placed on dividends or other distributions by the Corporation under (i) laws, regulations and regulatory conditions or limitations applicable to or regarding the Corporation from time to time and (ii) agreements of any type with federal banking authorities with respect to the Corporation or other regulatory restrictions applicable to the Corporation from time to time in effect.

11

IN WITNESS WHEREOF, Parke Bancorp, Inc. has caused this Certificate of Amendment to be signed by Vito S. Pantilione, its President and Chief Executive Officer, this 30th day of October, 2013.

PARKE BANCORP, INC.

By:	/s/ Vito S. Pantilione
Name:	Vito S. Pantilione
Title:	President and Chief Executive Officer

12

PARKE BANCORP, INC.
☒ PLEASE MARK VOTES
AS IN THIS EXAMPLE			For	With- Hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS June 24, 2014	1.	The election as director of the nominees listed.	☐	☐	☐

The undersigned hereby appoints the Board of Directors of Parke Bancorp, Inc. (the “Company”), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company, which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”), to be held at The Terra Nova Restaurant, 590 Delsea Drive, Washington Township, New Jersey, on June 24, 2014, at 10:00 a.m. and at any and all adjournments thereof, in the following manner:

BOARD NOMINEES FOR TERM TO EXPIRE IN 2017
Celestino R. Pennoni
Ray H. Tresch

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS			For	Against	Abstain
	2.	The ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2014.	☐	☐	☐
			For	Against	Abstain
	3.	The approval of an advisory (non-binding) proposal regarding executive compensation	☐	☐	☐
			One Year	Two Years	Three Years	Abstain
	4.	To vote on a non-binding advisory proposal regarding the frequency with which stockholders should vote on the Company’s executive compensation	☐	☐	☐	☐
			For	Against	Abstain
	5.	The approval of the issuance of shares of Common Stock upon the conversion of the Company’s Series B Preferred Stock	☐	☐	☐
			For	Against	Abstain
	6.	The approval of an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock	☐	☐	☐

	7.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors recommends a vote “FOR” the above listed nominees and proposals.

	Please check box if you plan to attend the meeting.				à	☐

The signed proxy will be voted as directed, but if no Instructions are specified, this signed proxy will be voted for the nominees and for the other proposals stated. If any other business is presented at such meeting, this signed proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Please be sure to sign and date	Date
this Proxy in the box below

Shareholder sign above	Co-holder (if any) sign above
+						+
^	Detach above card, date, sign and mail in postage paid envelope provided.				^

PARKE BANCORP, INC.
601 DELSEA DRIVE • WASHINGTON TOWNSHIP, NEW JERSEY 08080

Should the above signed be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Bank at the Meeting of the shareholder’s decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Bank of his or her decision to terminate this Proxy.
The above signed acknowledges receipt from the Bank prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders, Proxy Statement and 2013 Annual Report.
Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.